Exhibit 99.1

KindlyMD Completes Merger with Nakamoto to Establish Bitcoin Treasury

David Bailey to Lead Combined Company as CEO, Alongside Best-in-Class Management Team

Announces Six New Members to Board of Directors

Raised $540 Million in Gross Proceeds Through the PIPE Financing to Fund Bitcoin Purchases

Salt Lake City, Utah – August 14, 2025 – KindlyMD, Inc. (NASDAQ: NAKA) (“KindlyMD” or the “Company”), together with Nakamoto Holdings Inc. (“Nakamoto”), a Bitcoin-native holding company, today announced the consummation of their previously announced merger. The combined company will retain the KindlyMD name and will continue to trade on the Nasdaq Capital Market under the ticker symbol “NAKA”. Nakamoto is now a wholly-owned subsidiary of KindlyMD and the Company will operate the Bitcoin financial services line of business under the Nakamoto brand.

“Our vision is for the world’s capital markets to operate on a Bitcoin standard. Today’s merger represents the beginning of that journey for our company,” said David Bailey, CEO of the combined company. “Since I started my journey in Bitcoin 13 years ago, I’ve always believed Bitcoin would become the most valuable asset in human history, held by every person, company, and government. The securitization of Bitcoin has shown us how institutions will adopt it. We intend to drive that forward. The merger sets the stage for the next chapter of growth, and we look forward to driving value for our shareholders and advancing Bitcoin adoption globally.”

“We are thrilled to officially close our merger with Nakamoto. We’ve built KindlyMD on operational and innovative excellence, and we are now extending that same principle to our capital strategy,” said Tim Pickett, the former Chief Executive Officer and newly appointed Chief Medical Officer of KindlyMD. “Bitcoin gives us the ability to preserve value with the same integrity we apply to delivering care. We look forward to advancing our mission of acquiring Bitcoin at scale and driving sustained value for our shareholders.”

Transaction Overview

The transaction generated approximately $540 million of gross proceeds from the private placement in public equity (“PIPE Financing”). The PIPE Financing closed concurrently with the merger. The proceeds will be used to fund the purchase of Bitcoin and for general corporate purposes. The Company expects to close the previously announced $200 million convertible note offering tomorrow.

New Leadership Team and Board of Directors

Mr. Bailey will serve as the CEO and Chairman of the Company’s Board of Directors (the “Board”). Mr. Pickett will continue to manage KindlyMD’s healthcare operations as Chief Medical Officer and also serve as a director of the combined company. Other new members of the leadership team include Amanda Fabiano, Chief Operating Officer, Tyler Evans, Chief Investment Officer, and Andrew Creighton, Chief Commercial Officer. Jared Barrera will remain as KindlyMD’s Chief Financial Officer.

Alongside Mr. Bailey and Mr. Pickett, the following independent directors have been named to the board:

●	Charles Blackburn: Mr. Blackburn is a seasoned business development executive, investor, and growth strategist with expertise in accounting, technology, healthcare, and digital assets. Mr. Blackburn most recently served as Director of Business Development at Cherry Bekaert, a top 20 national accounting and advisory firm.

●	Perianne Boring: As the Founder and Chair of the Digital Chamber, Ms. Boring has spent more than eleven years advocating for Bitcoin and blockchain technology in public policy. In addition to her policy work, Ms. Boring is a partner at Off the Chain Capital, a value-driven investment fund focused on digital assets.

●	Eric Weiss: Mr. Weiss is the Founder and Chief Investment Officer of Bitcoin Investment Group LP (BIG). He also currently serves on the Board of Directors of Core Scientific, Murano, & Oranje BTC. In December 2013, he made his first investment in Bitcoin and played a pivotal role in educating Michael Saylor on the asset, ultimately influencing Mr. Saylor’s embrace of Bitcoin.

●	Greg Xethalis: Mr. Xethalis is General Counsel of and a partner at Multicoin Capital Management LLC. Prior to joining Multicoin in 2021, Mr. Xethalis was a partner in the Investment Management and FinTech practices at Chapman and Cutler LLP. He has 12 years of experience as a corporate and regulatory attorney counseling clients on Bitcoin and blockchain matters and is a regular speaker on legal and policy matters.

●	Mark Yusko: Mr. Yusko is the Founder, CEO and Chief Investment Officer of Morgan Creek Capital Management, which was founded in 2004 and currently manages approximately $1.5 billion in discretionary and non-discretionary assets. In 2018, Mr. Yusko founded Morgan Creek Digital Assets, an early-stage investor in blockchain technology, digital currency and digital assets.

Business Outlook

The Company seeks to use Nakamoto to build a premier institutional-grade Bitcoin treasury vehicle, combining visionary strategy with disciplined execution and an unwavering commitment to advancing Bitcoin adoption in global capital markets. The Company’s mission is to add one million Bitcoin to the Nakamoto treasury and make Bitcoin more accessible to investors. Nakamoto intends to build a full suite of products and services to facilitate institutional adoption of Bitcoin at the corporate and government levels.

By leveraging innovative corporate finance strategies, Nakamoto aims to accelerate and simplify Bitcoin’s integration into global capital markets. The company’s long-term objective is to establish itself as a leading public market platform for Bitcoin treasury management, shaping the future of corporate treasury strategy worldwide.

Advisors

Cohen & Company Capital Markets (“CCM”), a division of Cohen & Company Securities, LLC served as lead financial advisor to Nakamoto and placement agent for the PIPE Financing. 10X Capital (“10X”), through its affiliated broker-dealer, also served as a financial advisor and placement agent.

Reed Smith LLP acted as legal advisor to Nakamoto and Brunson Chandler & Jones, PLLC acted as legal advisor to KindlyMD.

About KindlyMD

KindlyMD® is a patient-first healthcare company integrating traditional primary care, pain management, behavioral health, and alternative therapies to provide comprehensive, whole-person care. In August 2025, KindlyMD completed its merger with Nakamoto Holdings, a Bitcoin-native holding company, to establish a publicly traded Bitcoin treasury vehicle. This strategic combination unites KindlyMD’s healthcare expertise with Nakamoto’s vision of integrating Bitcoin into global capital markets, creating a diversified entity focused on both healthcare innovation and Bitcoin treasury management.

For more information, please visit www.kindlymd.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to KindlyMD. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include statements about our future operations, business strategies, plans, objectives, expectations, intentions, goals, projections, prospects, future events, or performance, as well as underlying assumptions. These statements—covering matters such as expectations, plans, strategic outlooks, financial projections, market conditions, regulatory environments, Bitcoin-related strategies, Bitcoin treasury management activities, and KindlyMD’s anticipated holding of Bitcoin as part of its corporate treasury are inherently uncertain and involve numerous assumptions and risks.

Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of KindlyMD and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, including the purchase, custody, and potential sale or other use of Bitcoin, synergies, opportunities and anticipated future performance, including the management team and board of directors of KindlyMD. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include risks relating to Bitcoin market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting Bitcoin or other digital assets, as well as the risk that changes in KindlyMD’s capital structure and governance could have adverse effects on the market value of its securities; the ability of KindlyMD to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on KindlyMD operating results and business generally; the risk that KindlyMD may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; adverse impacts from geopolitical events, health crises, supply chain disruptions, changes to laws or accounting standards, cybersecurity threats or data breaches, intellectual property disputes, competitive pressures, or changes in consumer behavior; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond KindlyMD’s control, including those detailed in KindlyMD’s Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, Current Reports on Form 8-K, and such other documents of KindlyMD filed, or to be filed, with the SEC that are or will be available on KindlyMD’s website at www.kindlymd.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that KindlyMD believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and KindlyMD does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Kindly MD or any other party, nor does it constitute a solicitation of any proxy or vote.

Contacts

Media
Carissa Felger / Sam Cohen
Gasthalter & Co.
Phone: (212) 257-4170
Email: Nakamoto@gasthalter.com

Investors
Valter Pinto, Managing Director
KCSA Strategic Communications
Phone: (212) 896-1254
Email: KindlyMD@KCSA.com

3